EXHIBIT 99
                                                                   PRESS RELEASE

 MDU RESOURCES RELEASES DETAILS ON SOUTH TEXAS PRODUCTION ASSET ACQUISITION AND
                INCREASES LONG-TERM COMPOUND ANNUAL GROWTH GOALS

BISMARCK, N.D. - APRIL 29, 2005 - MDU Resources Group, Inc. (NYSE:MDU) released additional details on its proposed acquisition of producing property assets in south Texas today, saying the estimated cost of the 79 billion cubic feet equivalent of proved reserves included in the recently signed purchase and sale agreements is approximately $1.85 per thousand cubic feet equivalent (Mcfe). This purchase price includes gas equivalency value for all proven gas, oil (condensate) and gas liquids determined to be "proven" according to normal industry engineering standards. The reserves are considered long-term reserves and have normal declines that would represent, on average, wells having a 10 to 13 year life. However, the company believes that the true long-term value over and above the acquisition price being paid for the proven reserves is in the unexploited, unbooked and otherwise unrealized behind pipe potential and the multi-zone nature of the shallow and deeper zones within the existing fields so prominent in the south Texas region.

In addition, the company is increasing its guidance for long-term compound annual growth goals on earnings per share from operations to 7 percent to 10 percent from the previously released guidance of 6 percent to 9 percent.

The acquisition, being completed through its indirect wholly owned subsidiary, Fidelity Exploration & Production Company (Fidelity), involves the purchase of natural gas and oil properties from a Houston-based independent producer for an aggregate cash purchase price of $145 million, subject to accounting and purchase price adjustments customary for acquisitions of this type.

The acquired reserves are similar to the reserves and production coming from the company's non-operated interests in other parts of onshore Texas and Louisiana as well as the Rocky Mountain region. The company has held interests in producing properties in Texas since the late 1980s and is familiar with reserve life and production characteristics in the area. The properties being acquired are located in south Texas with primary production from the Frio and Vicksburg formations. Current production from properties being acquired averages 23,000 to 28,000 Mcfe per day. Based on its evaluation, the company believes there is additional exploitation potential for these properties, which currently produce natural gas, natural gas liquids and some oil. The seller will continue to operate one of the production fields, and Fidelity will operate the rest of the acquired properties.

Additionally, company officials reiterated that funds for the acquisition are expected to be provided from a combination of cash on hand and available debt capacity and no equity will be issued to finance the acquisition. Following completion of the acquisition, the company expects to stay within its goal of keeping debt at its non-regulated businesses at no more than 40 percent of total capitalization and anticipates that the acquisition will be accretive to earnings per share and cash flow.


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The acquisition is expected to close in May 2005, conditional upon completion of a due diligence process, including environmental reviews, and satisfaction of other standard closing conditions.

In addition to the information on the acquisition, the company increased its long-term compound annual growth goals on earnings per share from operations to 7 percent to 10 percent from its previously published range of 6 percent to 9 percent. "The senior management team, at a recent strategic planning meeting, decided to raise its target growth goals because of the expected strong outlook for all our business lines," said Martin A. White, chairman of the board, president and chief executive officer of MDU Resources.

The information in this release includes certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained in this release, including those with respect to additional exploitation potential, anticipated debt levels and long-term compound annual growth goals on earnings per share from operations are expressed in good faith and are believed by the company to have a reasonable basis. Nonetheless, actual results may differ materially from the projected results expressed in the forward-looking statements. Following are important factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements.
     o The company's natural gas and oil production and pipeline and energy services businesses are dependent on factors, including commodity prices and commodity price basis differentials, which cannot be predicted or controlled.
     o The construction and operation of power generation facilities may involve unanticipated changes or delays that could negatively impact the company's business and its results of operations.
     o The company's utility services segment operates in highly competitive markets characterized by low margins in a number of service lines and geographic areas. This segment's ability to return to profitability on a sustained basis will depend upon improved capital spending for electric construction services and management's ability to successfully refocus the business on more profitable markets, reduce operating costs and implement process improvements in project management.
     o Economic volatility affects the company's operations as well as the demand for its products and services and, as a result, may have a negative impact on the company's future revenues.
     o The company relies on financing sources and capital markets. If the company is unable to obtain financing in the future, the company's ability to execute its business plans, make capital expenditures or pursue acquisitions that the company may otherwise rely on for future growth could be impaired.
     o Some of the company's operations are subject to extensive environmental laws and regulations that may increase costs of operations, impact or limit business plans, or expose the company to environmental liabilities. One of the company's subsidiaries is subject to litigation in connection with its coalbed natural gas development activities. The ultimate outcome of the actions could have a material effect on existing coalbed natural gas operations and/or the future development of its coalbed natural gas properties.
     o The company is subject to extensive government regulations that may delay and/or have a negative impact on its business and its results of operations.
     o The value of the company's investments in foreign operations may diminish due to political, regulatory and economic conditions and changes in currency exchange rates in countries where the company does business.
     o The pending sale of the Termoceara generating facility may impact the company's future earnings. The company has signed a term sheet that provides a framework in principle for the sale of the Termoceara generating facility to Petrobras. As a result of the sale, the company will no longer generate earnings from the project, and there can be no


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          assurance that the company will be able to use the proceeds from the sale in a manner that will provide comparable future earnings.
     o    Competition is increasing in all of the company's businesses.
     o Weather conditions can adversely affect the company's operations and revenues.
     o Other factors that could cause actual results or outcomes for the company to differ materially from those discussed in forward-looking statements include:
          o    Acquisition, disposal and impairment of assets or facilities
          o Changes in operation, performance and construction of plant facilities or other assets
          o    Changes in present or prospective generation
          o The availability of economic expansion or development opportunities
          o    Population growth rates and demographic patterns
          o Market demand for, and/or available supplies of, energy products and services
          o Cyclical nature of large construction projects at certain operations
          o    Changes in tax rates or policies
          o    Unanticipated project delays or changes in project costs
          o Unanticipated changes in operating expenses or capital expenditures
          o    Labor negotiations or disputes
          o Inability of the various contract counterparties to meet their contractual obligations
          o Changes in accounting principles and/or the application of such principles to the company
          o    Changes in technology
          o    Changes in legal or regulatory proceedings
          o The ability to effectively integrate the operations of acquired companies

For a further discussion of these risk factors and cautionary statements, refer to the Introduction and to Item 7 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Risk Factors and Cautionary Statements that May Affect Future Results of the company's most recent Form 10-K.

MDU Resources Group, Inc., a member of the S&P MidCap 400 index, provides value-added natural resource products and related services that are essential to energy and transportation infrastructure. MDU Resources includes natural gas and oil production, construction materials and mining, domestic and international independent power production, electric and natural gas utilities, natural gas pipelines and energy services, and utility services. For more information about

MDU Resources, see the company's Web site at www.mdu.com or contact the investor relations department at investor@mduresources.com.


                                 * * * * * * * *
Contacts:

         For analyst inquiries, contact:
         Warren Robinson, Executive Vice President and Chief Financial Officer
         (701) 222-7991

         For media inquiries, contact:
         Tim Rasmussen, Public Relations Manager
         (701) 222-7770


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